UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

GENEREX BIOTECHNOLOGY CORPORATION

(Exact of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10102 USA Today Way, Miramar, Florida 33025 (Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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Item 8.01 Other Events.

On July 22, 2021, Generex Biotechnology Corporation (“Generex”) on behalf of itself and its subsidiary NuGenerex Immuno-Oncology, Inc. (collectively “Generex”) entered into a Quality Agreement with PPD Development, L.P. (“PPD”) regarding Generex’s efforts to develop Generex’s li- Key-SARS-CoV-2 coronavirus peptide vaccine (the “Quality Agreement”). The Quality Agreement describes the standards, expectations, and responsibilities of Generex and PPD with respect to managing quality, including, but not limited to, quality assurance (QA) and quality risk management (QRM) for the services and/or deliverables.

PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. PPD’s customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 46 countries and approximately 24,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com.

Ii-Key Platform Overview

The Ii-Key-SARS-CoV-2 vaccine is designed as a “Complete Vaccine” that has the potential to induce the T-Cell and antibody immune responses that can provide protective immunity with long-lasting immunologic memory against SARS-CoV-2 in a highly specific manner to ensure safety. Ii-Key is a platform technology enabled by the amino acid key sequence “LRMK” that is shared across the platform. The LRMK key sequence works by its ability to deliver any desired peptide epitope of interest directly to the MHC Class 2 complex on the surface of antigen presenting cells. Once a suitable target epitope is identified, an Ii-Key vaccine candidate is created by means of synthetic peptide synthesis, which produces a single linear amino acid chain that includes the Ii-Key sequence, a short inert linker sequence, and the target epitope of interest. In this way, the target epitope is delivered by the Ii-Key sequence directly to antigen presenting cells, resulting in an immune system stimulation.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other documents filed with the SEC.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2021

GENEREX BIOTECHNOLOGY CORPORATION

/s/Joseph Moscato

By: Joseph Moscato, CEO, President

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